UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported):  November 10, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Pharmaceutical HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15327 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
______________

250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 5, 2009, the merger of Schering-Plough Corporation and Merck & Co., Inc. became effective.  As a result, Schering-Plough Corporation will no longer be an underlying constituent of the Pharmaceutical HOLDRS Trust.  In connection with the merger, Schering-Plough Corporation shareholders will receive 0.5767 shares of Merck & Co., Inc. and $10.50 in cash for each share of Schering-Plough Corporation.  The Bank of New York Mellon will receive 8.0738 shares of Merck & Co., Inc. and $147.00 per 100 share round lot of Pharmaceutical HOLDRS.  As a result, once the allocation has been completed by The Depository Trust Company, creations of Pharmaceutical HOLDRS will require a deposit of 30.0738 shares of Merck & Co., Inc. per 100 share round lot of Pharmaceutical HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Pharmaceutical HOLDRS Trust Prospectus Supplement dated November 10, 2009 to Prospectus dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: November 10, 2009	By:	/s/ Ninon B. Marapachi
	Name:	Ninon B. Marapachi
	Title:	Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Pharmaceutical HOLDRS Trust Prospectus Supplement dated November 10, 2009 to Prospectus dated March 11, 2009.